                                                                   Exhibit 32.02


                      Statement of Chief Financial Officer
         Pursuant to Section 1350 of Title 18 of the United States Code


Pursuant to Section 1350 of Title 18 of the United States Code, I, Phillip A. Perillo, the Chief Financial Officer of Quotesmith.com, Inc. (the "Company"), hereby certify that:

(1) I have reviewed the Quarterly Report on Form 10-Q of Quotesmith.com, Inc. (the "Report") to which this statement is an Exhibit;

(2) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(3) The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.



/s/ PHILLIP A. PERILLO
------------------------------
Name: Phillip A. Perillo
Title: Chief Financial Officer
Date: August 8, 2003


A signed original of this written statement required by Section 906 has been provided to Quotesmith.com, Inc. and will be retained by Quotesmith.com, Inc and furnished to the Securities and Exchange Commission or its staff upon request.







                                       26